Exhibit 10.4

WELLCARE HEALTH PLANS, INC.

2004 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT
FOR
TODD S. FARHA

This PERFORMANCE SHARE AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of June 6, 2005, by and between WellCare Health Plans, Inc., a Delaware corporation (the “Company”), and Todd S. Farha (the “Grantee”).

RECITALS

In consideration of services to be rendered by the Grantee and to provide an incentive to the Grantee to remain with the Company and its Subsidiaries, it is in the best interests of the Company to make a Performance Award to Grantee in accordance with the terms of this Agreement; and

The Performance Award is granted pursuant to the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”) which is incorporated herein for all purposes. The Grantee hereby acknowledges receipt of a copy of the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant of Performance Shares. Pursuant to the provisions of the Plan, the Company on the date set forth above (the “Grant Date”) has granted and hereby evidences the grant to the Grantee, subject to the terms and conditions set forth herein and in the Plan, of an award (the “Award”) of up to 240,279 shares of common stock, par value $.01 per share, of the Company (the “Performance Shares”). The target number of Performance Shares to be issued in the aggregate pursuant to this Award is 130,000, and the actual number of Performance Shares to be issued shall be between zero and 240,279, based upon the Company’s achievement of the Performance Goals as set forth herein.

2. Settlement of Performance Shares. Subject to the provisions of this Section 2, Section 3 and Section 4, each Performance Share covered by the Award which the Company determines, in writing, to be earned pursuant to Section 3, shall be delivered by the Company on the 3rd or 5th anniversary, as applicable, of the Grant Date (each, a “Vesting Date”). Payments hereunder shall be made by the delivery of shares of Common Stock.

3. Vesting Criteria Applicable to Performance Shares.

(a) Performance Cycle. There shall be two “Performance Cycles” for this Award of Performance Shares. The first Performance Cycle shall commence on January 1, 2005, and shall end on December 31, 2007. The second Performance Cycle shall commence on January 1, 2005 and shall end on December 31, 2009. Any Performance Shares earned on account of the first Performance Cycle shall vest and be issued to the Grantee on the first Vesting Date, and any Performance Shares earned on account of the second Performance Cycle shall vest and be issued to the Grantee on the second Vesting Date.

(b) Performance Goals. The “Performance Goal” for each Performance Cycle shall be the Company’s achievement of Cumulative Adjusted EPS (as herein defined) for the full fiscal years within such Performance Cycle at or above the levels set forth on Exhibit A attached hereto. The extent to which Performance Shares shall become earned on each Vesting Date shall be determined in accordance with the schedule set forth on such Exhibit A (in each case, rounded to the nearest whole number). The target number of Performance Shares to be issued on the first Vesting Date (based on the Company’s achievement of the Target Cumulative Adjusted EPS goal for the first Performance Cycle) is 65,000, and a maximum of 130,000 of the Performance Shares shall be available for issuance on the first Vesting Date (based on the Company’s achievement of the Maximum Cumulative Adjusted EPS goal for the first Performance Cycle). The balance of any Performance Shares not awarded on the first Vesting Date (because the Maximum Cumulative Adjusted EPS goal for the first Performance Cycle shall not have been achieved) shall be available for vesting on the second Vesting Date should the targets then be reached (based on Cumulative Adjusted EPS for the second Performance Cycle), and the greater of (i) one-half of such available balance of Performance Shares and (ii) 65,000 shall be the target number of Performance Shares to be issued on the second Vesting Date (based on the Company’s achievement of the Target Cumulative Adjusted EPS goal for the second Performance Cycle). The target number of Performance Shares to be issued on each Vesting Date, as set forth in the two preceding sentences, is referred to herein as the applicable “Target Shares.”

(c) Adjusted EPS. For purposes hereof, “Adjusted EPS” shall mean the Company’s diluted net income per share of Common Stock for the applicable fiscal year, as reported by the Company in its Form 10-K (or any successor form) for such year, as adjusted by the Committee pursuant to Section 3(d) below.

(d) Authority of Committee. The Committee shall have the authority to determine whether the Performance Goal for each Performance Cycle shall have been met, the number of Performance Shares (if any) that shall be earned on each Vesting Date, whether any adjustments in the calculation of the achievement of any Performance Goal are necessary or desirable, and otherwise to interpret this Agreement and administer the Award, and, unless a Change in Control shall have occurred, the Committee’s decisions with respect to any of the foregoing shall be final and binding. Without limiting the generality of the foregoing, the Committee shall have the authority to make such adjustments to the Company’s reported diluted net income per share as it may deem necessary or appropriate in connection with the calculation of the achievement of any Performance Goal in order to exclude significant amounts reported by the Company which are typically excluded by the investment community in their determination of company financial results, such as, by way of example only, gains or losses on sales or dispositions, asset write-downs, litigation or claims judgments or settlements, changes in tax law or rates including impact on deferred tax liabilities, uninsured catastrophic property losses, cumulative effect of changes in accounting principles, extraordinary items as described in Accounting Principles Bulletin No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Company’s annual report on Form 10-K, unbudgeted costs incurred relating to future acquisitions or divestitures, discontinued operations and related restructuring and severance charges, and gains or losses on debt extinguishment or refinancing.

4. Termination of Employment. Except as otherwise provided in this Section 4, the Grantee shall not have any right to any payment hereunder unless the Grantee is employed by the Company or a Subsidiary on the applicable Vesting Date.

(a) Upon the termination or cessation of Grantee’s employment or service with the Company and its Subsidiaries, for any reason whatsoever, any portion of the Performance Shares which is not yet then vested, and which does not then become vested pursuant to this Section 4, shall automatically and without notice terminate, be forfeited and become null and void.

(b) Notwithstanding the foregoing, in the event that the Recipient’s employment with the Company and its Subsidiaries is terminated by the Company without Cause or by the Grantee for Good Reason, a portion of the Performance Shares subject to this Agreement shall become immediately vested as of the date of the termination of the Recipient’s employment with the Company and its Subsidiaries (the “Date of Termination”), as follows (in each case, rounded to the nearest whole number): the number of such Performance Shares that shall so vest shall be calculated by multiplying (i) the Applicable Number of Shares (as defined below) by (ii) the Applicable Percentage (as defined below).

For purposes hereof, the “Applicable Number of Shares” shall mean (i) if the Date of Termination occurs prior to the first Vesting Date, the total number of Target Shares for each Performance Cycle and (ii) if the Date of Termination occurs after the first Vesting Date, the number of Target Shares for the second Performance Cycle.

For purposes hereof, the “Applicable Percentage” shall be a fraction, as follows: (x) if the Date of Termination occurs prior to the first Vesting Date, the numerator shall be the number of full months during the period beginning on the Grant Date and ending on the Date of Termination, and the denominator shall be 60, and (y) if the Date of Termination occurs after the first Vesting Date, the numerator shall be the number of full months during the period beginning on the first Vesting Date and ending on the Date of Termination, and the denominator of which shall be 24.

(c) Notwithstanding any other term or provision of this Agreement, in the event of a Change in Control of the Company, as defined in Section 2(c) of the Plan, then any unvested portion of the Performance Shares to be issued under this Agreement as if the “target” level of Cumulative Adjusted EPS were achieved with respect to each Performance Cycle shall become immediately vested as of the consummation of the Change in Control (but only if the Date of Termination has not occurred prior to such Change in Control).

(d) Notwithstanding any other term or provision of this Agreement, in the event that the Grantee’s employment or service with the Company and its Subsidiaries is terminated on account of the Grantee’s death, Disability, or Retirement, any unvested portion of the Performance Shares to be issued under this Agreement as if the “target” level of Cumulative Adjusted EPS is achieved with respect to each Performance Cycle shall become immediately vested as of the Date of Termination.

(e) For purposes of this Agreement, the term “Disability” shall (i) mean a disability that would entitle the Grantee to payment of monthly disability payments under any Company long-term disability plan or (ii) have such meaning as otherwise set forth in any employment or similar agreement between the Recipient and the Company.

(f) Notwithstanding any other term or provision of this Agreement but subject to the provisions of the Plan, the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Grantee and of the Company and its Subsidiaries, to accelerate the vesting of all or any portion of the Performance Shares under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

5. Adjustment in Capitalization. In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in any of the number of shares or Performance Goals specified in Sections 1 or 3 hereof in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of the number and kind of Performance Shares subject to this Award and/or, if deemed appropriate, make provision for a cash payment to the person holding this Award, provided, however, that, unless the Committee determines otherwise, the number of Performance Shares subject to this Award shall always be a whole number.

6. Transferability. Unless otherwise determined by the Committee, the Performance Shares are not transferable until and unless they become vested in accordance with this Agreement. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee. Any attempt to effect a Transfer of any Performance Shares prior to the date on which the Performance Shares become vested shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. No Rights as a Shareholder. Until shares of Stock are issued, if at all, in satisfaction of the Company’s obligations under this Award, in the time and manner specified in Section 2 or 4, the Grantee shall have no rights as a shareholder with respect to the Performance Shares.

8. Tax Withholding Obligations.

(a) The Company shall withhold a number of shares of the Company’s common stock (rounded up) otherwise deliverable to the Grantee having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Grantee’s estimated total federal, state and local tax obligations associated with the award or vesting of the Performance Shares; provided, however, the Grantee may elect, by providing the Company with at least two weeks prior notice, to satisfy such tax withholding obligations by depositing with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions or the like under federal, state or local statute, ordinance rule or regulation in connection with the award or vesting of the Performance Shares. Alternatively, the Company may, in its sole discretion and to the extent permitted by law, deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Performance Shares.

(b) Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Performance Shares (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee.

9. Amendment, Modification and Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

10. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

11. Company Discretion; Delegation. Notwithstanding anything contained in this Agreement to the contrary, the Company may take any action that is authorized under the terms of the Plan that is not contrary to the express terms hereof, including permitting the Grantee to receive (upon such terms and conditions as the Company shall determine) all or a portion of the Performance Shares covered by the Award, up to the maximum amount that would have been payable, despite the termination of the Grantee’s employment prior to the applicable Vesting Date. Nothing in this Agreement shall limit or in any way restrict the power of the Company, consistent with the terms of the Plan, to delegate any of the powers reserved to it hereunder to such person or persons as it shall designate from time to time.

12. No Right to Continued Employment or Service. This Agreement and the award of Performance Shares hereunder shall not confer, or be construed to confer, upon the Grantee any right to employment or service, or continued employment or service, with the Company or any Subsidiary.

13. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

14. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the award of Performance Shares hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

15. No Trust or Fund Created. Neither this Agreement nor the award of Performance Shares hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and the Grantee or any other person. To the extent that the Grantee or any other person acquires a right to receive payments from the Company or any Subsidiary pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

16. Electronic Delivery and Signatures. Grantee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

17. Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

18. Interpretation. The Grantee accepts the Performance Shares subject to all of the terms, provisions and restrictions of this Agreement and the Plan. Unless a Change in Control shall have occurred, the undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement.

19. Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

20. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 8735 Henderson Road, Ren Two, Tampa, Florida 33634, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

21. Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

22. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

• * * * * * *

WELLCARE HEALTH PLANS, INC.

By: /s/ THADDEUS BEREDAY

Name: Thaddeus Bereday

Title: Senior Vice President and General Counsel

Grantee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.

GRANTEE:

By: /s/ TODD S. FARHA
Todd S. Farha